Exhibit 8.1

Squire Patton Boggs (US) LLP

2550 M Street, NW

Washington, District of Columbia 20037

O +1 202 457 6000

F +1 202 457 6315

squirepattonboggs.com

April 7, 2026

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as tax counsel to Gladstone Land Corporation, a Maryland corporation (“Gladstone”), and Gladstone Land Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), in connection with Gladstone’s filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the proposed issuance and sale, from time-to-time, of one or more series of the following securities: (a) shares of Gladstone’s common stock (“Common Shares”); (b) shares of Gladstone’s preferred stock (“Preferred Shares”); (c) warrants, in one or more series, to purchase Common Shares or Preferred Shares (“Warrants”); (d) debt securities of Gladstone (“Debt Securities”); (e) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); (f) subscription rights to purchase Common Shares, Preferred Shares, Debt Securities or Depositary Shares; and (g) units comprised of Common Shares, Preferred Shares, Warrants or any combination thereof, all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus. You have requested our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by Gladstone as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, Gladstone has provided us with, and we are relying upon, certificates containing certain factual representations and covenants of duly authorized officers of Gladstone (collectively, the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Gladstone, the Operating Partnership and the entities in which either holds, or has held, a direct or indirect interest (Gladstone, the Operating Partnership and such entities, collectively, the “Company”).

For purposes of this opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on Gladstone’s representations that the facts, statements, representations and covenants presented in the Officers’ Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. No facts have come to our attention that would cause us to question the accuracy or completeness of such facts, statements, representations, or covenants. Any material change or inaccuracy in the facts, statements, representations, or covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion also is based on the correctness of the following assumptions: (a) the entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (b) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (c) each of the written agreements to which the Company is a party will be implemented, performed, construed and enforced in accordance with its terms. We have made all assumptions and statements of reliance herein with your permission and without any independent investigation or verification on our part. We express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), and existing and proposed Treasury regulations, rulings and other administrative guidance and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

Based upon and subject to the foregoing and the discussion below, we are of the opinion that:

1.

Gladstone has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 2023, December 31, 2024 and December 31, 2025, and Gladstone’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its taxable year ending December 31, 2026 and in the future.

2.

The statements contained in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

We express no opinion on any issue relating to the Company other than as expressly stated above.

Gladstone’s qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to the sources of its income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership, among other things. Squire Patton Boggs (US) LLP will not review Gladstone’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Gladstone’s operations for the current taxable year or any future taxable years will satisfy the requirements for Gladstone’s qualification and taxation as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein. We express no opinion with respect to other federal tax matters, issues arising under any other federal laws or the laws of any other country, or any state or locality. This opinion is expressed as of the date hereof, and we are under no obligation and undertake no obligation to supplement or revise our opinion to reflect any legal or factual developments arising subsequent to the date hereof.

This opinion letter has been prepared in connection with Gladstone’s filing of the Registration Statement. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, filed with any governmental agency, or relied upon by any other person for any other purpose, other than as required by law, without our express written consent.

We consent to use of our name under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP

Squire Patton Boggs (US) LLP